WAL*MART
LEGAL DFPARTMENT

                                 POWER OF ATTORNEY

The undersigned hereby designates Jeffrey J. Gearhart, Gordon Y.
Allison, Geoffrey W. Edwards,and Jennifer F. Rudolph or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2) to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the SEC and other regulatory bodies as a result of the undersigned's ownership of or transactions in securities of Wal-Mart Stores, Inc., including any filing required as a result of any indirect ownership of securities attributed to the undersigned under applicable law; and

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority.

The authority of Jeffrey J. Gearhart, Gordon Y. Allison, Geoffrey W. Edwards, and Jennifer F. Rudolph under this
Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Wal-Mart Stores, Inc., unless earlier revoked in writing.
The undersigned acknowledges that neither Wal-Mart Stores. Inc., Jeffrey J. Gearhart, Gordon Y. Allison, Geoffrey W. Edwards, nor Jennifer F. Rudolph are assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC.


Date: 6/4/07

James I. Cash, Jr. Ph.D.